Exhibit 21.1

           Subsidiaries of the Registrant
                                         (as of June 27, 2010)

1-800-FLOWERS Service Support Center, Inc. (New York)
1-800-FLOWERS Team Services, Inc. (Delaware)
1-800-FLOWERS Retail, Inc. (Delaware)
1-800-FLOWERS.COM Franchise Co., Inc. (Delaware)
800-FLOWERS, Inc. (New York)
Conroy’s Inc. (California)
The Popcorn Factory, Inc. (Delaware)
Guarded Realty Holdings, LLC (Delaware)
BloomNet, Inc. (Delaware)
The Winetasting Network (California)
WTN Services, LLC (California)
Cheryl & Co. (Ohio)
Floranet Iberia S.L. (Spain)
Fannie May Confections Brands, Inc. (formerly FMCB Acquisition Co., Inc.) (Delaware)
Fannie May Confections, Inc. (Delaware)
Harry London Candies, Inc. (Ohio)
Fresh Gift Cards, Inc. (Florida)
DesignPac Co., Inc. (Delaware)
DesignPac Gifts, LLC (Illinois)
Napco Marketing Corp. (Delaware)
Fannie May Franchise, LLC (Delaware)
18F Virginia, Inc. (formerly The Plow & Hearth, Inc.) (Virginia)
WTN Marketing Agent, LLC (Delaware)
Celebrations, LLC (Delaware)